EXHIBIT 99.3

Unterfoehring, December 5th. 2005

Board of Directors of friendlyway Corp.
Alex von Welczeck, President of friendlyway, Inc.

Gentlemen,

Please be advised that I have considered the situation at friendlyway Corporation and I believe that it is in the best interests of all concerned that I resign as a director of friendlyway Corporation. Accordingly, I hereby submit my resignation as a director of friendlyway Corporation effective immediately.

Klaus Trox

/s/ Klaus Trox

Friendlyway AG
Feringa 9
85774 Unterfoehring
Germany